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Exhibit 5.3

February 24, 2026

JPMorgan Chase Financial Company LLC

270 Park Avenue, Floor 5

New York, New York 10017

JPMorgan Chase & Co.

270 Park Avenue

New York, New York 10017

Ladies and Gentlemen:

JPMorgan Chase Financial Company LLC, a Delaware limited liability company (the “Company”), and JPMorgan Chase & Co., a Delaware corporation (the “Guarantor”), are filing with the Securities and Exchange Commission (the “Commission”) on the date hereof a registration statement on Form S-3 (the “Registration Statement”) for the purpose of registering under the Securities Act of 1933, as amended (the “Act”), among other securities, up to $80 billion principal amount of the Company’s senior, unsecured debt securities titled “Medium-Term Notes, Series A” (the “Notes”) and the Guarantor’s guarantees thereof (the “Guarantees”). The Notes and the related Guarantees are to be issued from time to time under an indenture, dated as of February 19, 2016 (as it may be amended or supplemented from time to time, the “Indenture”), among the Company, as issuer, the Guarantor, as guarantor, and Deutsche Bank Trust Company Americas, as trustee, in each case with such terms as are to be determined at the time of issue pursuant to the Indenture. We act as counsel to each of you in connection with certain issuances of the Notes and the related Guarantees.

We have examined such corporate records, certificates and other documents relating to the Notes and the related Guarantees covered by the Registration Statement and such questions of law as we have considered necessary or appropriate for the purposes of this opinion. Based upon the foregoing, we advise you that, in our opinion:

(a)       when the specific terms of a particular issuance of Notes have been duly authorized and established in accordance with the Indenture and such Notes have been duly executed, authenticated, issued and delivered in accordance with the Indenture and the applicable underwriting or other distribution agreement against payment therefor, such Notes will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including,

Sidley Austin (NY) LLP is a Delaware limited liability partnership doing business as Sidley Austin LLP and practicing in affiliation with other Sidley Austin partnerships.

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without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that we express no opinion as to the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above; and

(b) when the specific terms of a particular issuance of Notes have been duly authorized and established in accordance with the Indenture, the specific terms of the related Guarantee have been duly authorized and established in accordance with the Indenture and such Notes have been duly executed, authenticated, issued and delivered in accordance with the Indenture and the applicable underwriting or other distribution agreement against payment therefor, such Guarantee will constitute a valid and binding obligation of the Guarantor, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that we express no opinion as to the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above.

In connection with the opinions expressed above, we have assumed that, at or prior to the time of the delivery of any such Note and related Guarantee, (i) the Board of Managers of the Company, a duly authorized committee thereof or a duly authorized officer of the Company shall have duly established the terms of such Note and duly authorized the issuance and sale of such Note and such authorization shall not have been modified or rescinded; (ii) the Board of Directors of the Guarantor, a duly authorized committee thereof or a duly authorized officer of the Guarantor shall have duly established the terms of such Guarantee and duly authorized the issuance and sale of such Guarantee and such authorization shall not have been modified or rescinded; (iii) the Registration Statement has been declared effective; (iv) the Company shall remain validly existing as a limited liability company in good standing under the laws of the State of Delaware; (v) the Guarantor shall remain validly existing as a corporation in good standing under the laws of the State of Delaware; (vi) the effectiveness of the Registration Statement shall not have been terminated or rescinded; and (vii) the Indenture, such Notes and such Guarantee have been duly authorized, executed and delivered by, and are each valid, binding and enforceable agreements of, each party thereto (other than as expressly covered above in respect of the Company and the Guarantor).  We have also assumed that none of the terms of any Note or any Guarantee to be established subsequent to the date hereof, nor the issuance and delivery of such Note or Guarantee, nor the compliance by the Company with the terms of such Note or the compliance by the Guarantor with the terms of such Guarantee, will violate any applicable law or public policy or will result in a violation of any provision of any instrument or agreement then binding upon the Company or the Guarantor, as applicable, or any restriction imposed by any court or governmental body having jurisdiction over the Company or the Guarantor.

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We note that, as of the date of this opinion, a judgment for money in an action based on a Note or related Guarantee denominated in a foreign currency or currency unit in a Federal or state court in the United States ordinarily would be enforced in the United States only in United States dollars.  The date used to determine the rate of conversion of the foreign currency or currency unit in which a particular Note or related Guarantee is denominated into United States dollars will depend on various factors, including which court renders the judgment.

The foregoing opinion is limited to the laws of the State of New York, the Limited Liability Company Act of Delaware and the General Corporation Law of the State of Delaware as in effect on the date hereof, and we are expressing no opinion as to the effect of the laws of any other jurisdiction or as of any other date.

We have relied as to certain factual matters on information obtained from public officials, officers of the Company and the Guarantor and other sources believed by us to be responsible, and we have assumed, without independent verification, that the signatures on all documents examined by us are genuine.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement filed by the Company and the Guarantor with the Commission on the date hereof and its incorporation by reference into the Registration Statement and further consent to the reference to our name under the caption “Legal Matters” in the prospectus, which is a part of the Registration Statement.  In addition, if a prospectus supplement or pricing supplement relating to the offer and sale of any particular Note or Notes and related Guarantee or Guarantees is prepared and filed by the Company and the Guarantor with the Commission on a future date and the prospectus supplement or pricing supplement contains our opinion and a reference to us substantially in the form set forth below, this consent shall apply to our opinion and the reference to us in substantially such form:

“In the opinion of Sidley Austin llp, as counsel to the Company and the Guarantor, when the notes offered by this [prospectus supplement][pricing supplement] have been executed and issued by the Company and authenticated by the trustee pursuant to the indenture, and delivered against payment as contemplated herein, (a) such notes will be valid and binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable

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law on the conclusions expressed above and (b) the related guarantee will be a valid and binding obligation of the Guarantor, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above.  This opinion is given as of the date hereof and is limited to the laws of the State of New York, the Limited Liability Company Act of Delaware and the General Corporation Law of the State of Delaware as in effect on the date hereof.  In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the indenture and the genuineness of signatures and certain factual matters, all as stated in the letter of such counsel dated February 24, 2026, which has been filed as Exhibit 5.3 to the Company’s registration statement on Form S-3 filed with the Securities and Exchange Commission on February 24, 2026. [This opinion is also subject to the discussion, as stated in such letter, of the enforcement of notes and guarantees denominated in a foreign currency or currency unit.]”

In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,

/s/ Sidley Austin llp